UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 29, 2016

Date of Report (Date of earliest event reported)

Higher One Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34779	26-3025501
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

115 Munson Street

New Haven, CT 06511

 (Address of principal executive offices)(Zip Code)

(203) 776-7776

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Merger Agreement

On June 29, 2016, Higher One Holdings, Inc., a Delaware corporation (“Higher One”), Winchester Acquisition Holdings Corp., a Delaware corporation (“Parent”) and a wholly owned subsidiary of Blackboard Super Holdco, Inc. (“Super Holdco”), which owns Blackboard Inc. (“Blackboard”), and Winchester Acquisition Corp., a Delaware corporation (“Merger Sub”) and wholly owned subsidiary of Parent, entered into an Agreement and Plan of Merger (“Merger Agreement”). Pursuant to the Merger Agreement, Parent has agreed to cause Merger Sub to commence promptly a cash tender offer (the “Offer”) to acquire all of the issued and outstanding shares of Higher One’s common stock, par value $0.001 per share (the “Shares”), for a purchase price of $5.15 per Share (the “Offer Price”), net to the seller in cash, without interest and subject to any required withholding taxes, on the terms and subject to the conditions set forth in the Merger Agreement. Promptly following the consummation of the Offer, Merger Sub will merge with and into Higher One (the “Merger,” and together with the Offer and the other transactions contemplated by the Merger Agreement, the “Transactions”), with Higher One surviving the Merger as a wholly owned subsidiary of Parent. In the Merger, each outstanding Share will be converted into the right to receive the Offer Price (the “Merger Consideration”), other than any Share owned by Higher One (including treasury shares), Parent, Merger Sub or any of their respective wholly owned subsidiaries, which Shares will be cancelled and cease to exist and no payment will be made with respect thereto. The Merger Agreement is the product of a strategic alternatives process that has been overseen by the Board of Directors of Higher One with the assistance of senior management and financial and legal advisors, that included approximately 60 potential bidders for Higher One being contacted by or on behalf of Higher One to request their participation in a sale process, that included the public announcement, at the time of the announcement of the sale of the refunds disbursements business to Customers Bank on December 16, 2015, that Higher One had retained Raymond James & Associates, Inc. to help it pursue strategic options for what would remain of Higher One after the sale of the refunds disbursements business, and that lasted several months with multiple rounds of bidding and negotiations by Higher One to obtain improved bids.

The consummation of the Offer will be conditioned on (i) there having been validly tendered into and not properly withdrawn from the Offer prior to the expiration date of the Offer that number of Shares that, together with the number of Shares then-owned by Parent, Merger Sub and their respective subsidiaries, represents a majority of the Shares then-outstanding (excluding from the denominator any Shares owned by Higher One or its subsidiaries), (ii) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any order issued by a governmental authority, or any applicable law, that would make the Offer or the Merger illegal or otherwise prevent the consummation thereof, (iv) the accuracy of the representations and warranties, and compliance with the covenants, of Higher One contained in the Merger Agreement, in each case subject to certain qualifications, (v) the absence, since the date of the Merger Agreement, of any Company Material Adverse Effect (as defined in the Merger Agreement) and (vi) other customary conditions. The Merger will be effected pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), without any stockholder meeting or vote being required.

In connection with the transactions contemplated by the Merger Agreement, all Company stock options, whether vested or unvested, that are outstanding immediately prior to the effective time of the Merger will automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the total number of Shares subject to such options and (ii) the excess, if any, of the Merger Consideration over the per share exercise price under such options, without interest and less applicable taxes required to be withheld with respect to such payment pursuant to the Merger Agreement. No consideration will be paid for Company stock options that have a per share exercise price that is greater than the Merger Consideration.

All of Higher One’s restricted stock units, whether vested or unvested, that are outstanding immediately prior to the effective time of the Merger will automatically be cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration, without interest and less applicable taxes required to be withheld with respect to such payment pursuant to the Merger Agreement.

All of Higher One’s restricted shares that are outstanding immediately prior to the effective time of the Merger will automatically be cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration, without interest and less applicable taxes required to be withheld with respect to such payment pursuant to the Merger Agreement.

All of Higher One’s warrants, whether or not then exercisable, that are outstanding immediately prior to the effective time of the Merger will automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the total number of Shares that are acquirable under such warrants and (ii) the excess, if any, of the Merger Consideration over the exercise price under such warrants, without interest and less applicable taxes required to be withheld with respect to such payment pursuant to the Merger Agreement. No consideration will be paid for warrants that have an exercise price that is greater than the Merger Consideration.

The Merger Agreement contains customary representations, warranties and covenants of the parties for a transaction of this nature, including a covenant that requires the parties to use their reasonable best efforts to do all things reasonably necessary under applicable law to consummate the Offer and the Merger. Until the earlier of the effective time of the Merger and the termination of the Merger Agreement, Higher One has also agreed, subject to certain exceptions, to use commercially reasonable efforts to operate its business in the ordinary course consistent with past practice, and to refrain from engaging in certain activities. In addition, under the terms of the Merger Agreement, until the earlier of the consummation of the Offer and the termination of the Merger Agreement, Higher One has agreed not to initiate, solicit or knowingly encourage or knowingly facilitate the making of any alternative acquisition proposals, subject to customary exceptions for Higher One to respond to and support unsolicited alternative acquisition proposals in the exercise of the fiduciary duties of the Board of Directors of Higher One. Higher One will be obligated to pay a termination fee of $10,392,000 to Parent in certain circumstances, including if the Merger Agreement is terminated by Higher One to enter into an agreement with respect to a Superior Proposal (as defined in the Merger Agreement) or if the Merger Agreement is terminated by Parent as a result of a Change in Recommendation (as defined in the Merger Agreement) or a material violation or breach of Higher One’s non-solicit obligations. In certain additional circumstances where the Merger Agreement is terminated by Parent and the termination fee is not payable, Higher One will be obligated to reimburse Parent for the reasonable and documented, out-of-pocket expenses incurred by Parent or Merger Sub in connection with the Transactions, not to exceed $3,247,500 in the aggregate (which amount, if paid, will be deducted from any subsequently payable termination fee).

Parent has obtained equity financing commitments from certain funds managed by affiliates of Providence Equity Partners L.L.C. (“Sponsor”) in connection with Parent’s and Merger Sub’s entry into the Merger Agreement.

The Board of Directors of Higher One has unanimously determined that the Merger Agreement and the Transactions are advisable, fair to and in the best interests of Higher One’s stockholders (other than Parent and its subsidiaries), approved and declared advisable the Merger Agreement and the Transactions on the terms and conditions set forth in the Merger Agreement and determined to, following the commencement of the Offer by Merger Sub, recommend that Higher One’s stockholders accept the Offer and tender their Shares to Merger Sub in the Offer.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about Higher One, Parent or Merger Sub. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement were made only for purposes of the Merger Agreement and are qualified by, among other things, certain information contained in certain filings of Higher One with the Securities and Exchange Commission (the “SEC”) made prior to the date of the Merger Agreement as well as by information in confidential disclosure schedules provided by Higher One to Parent in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Higher One, Parent, and Merger Sub, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about Higher One, Parent, or Merger Sub. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Higher One or the Parent. Moreover, information concerning the subject matter of the representations, warranties and covenants speaks only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 29, 2016, the Board determined that it was in the best interest of Higher One and its stockholders to amend Higher One’s Amended and Restated Bylaws (the “Bylaws”), and by resolution, the Board unanimously approved and adopted an amendment to the Bylaws (the “Bylaws Amendment”). The Bylaws Amendment became effective immediately thereafter.

The Bylaws Amendment provides that, unless Higher One consents in writing to an alternative forum, the sole and exclusive forum for (i) any derivative proceeding brought on behalf of Higher One, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer, other employee or stockholder of Higher One to Higher One or to Higher One’s stockholders, (iii) any action asserting a claim pursuant to any provision of the DGCL, Higher One’s Amended and Restated Certificate of Incorporation or the Bylaws (as any of the foregoing may be amended from time to time), or any action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware (the “Chancery Court”), or (iv) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware, in each such case, shall be the Chancery Court (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware), unless the Chancery Court (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein.

The above description of the Bylaws Amendment is a summary and is qualified in its entirety by reference to the full text of the Bylaws Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01   Other Events.

On June 30, 2016, Higher One issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Additional Information

The Offer described in this Current Report on Form 8-K has not yet commenced. This Current Report on Form 8-K is provided for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any securities. Merger Sub, a direct wholly owned subsidiary of Parent, a direct wholly owned subsidiary of Super Holdco, which owns Blackboard, intends to file with the SEC a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the Offer, and Higher One intends to file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. Parent, Merger Sub and Higher One intend to mail these documents without charge to Higher One stockholders. Investors and stockholders should read those filings carefully when they become available as they will contain important information about the Offer. Those documents may be obtained without charge at the SEC’s website at www.sec.gov when they become available. The offer to purchase, solicitation/recommendation statement, and related materials when they become available may also be obtained without charge by contacting D.F. King & Co., Inc., the information agent for the tender offer, toll-free at (800) 884-5101 (banks and brokers call (212) 269-5550).

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements concerning Parent, Merger Sub, Blackboard, Super Holdco, certain affiliates of the Sponsor, Higher One and the proposed transaction, which describe or are based on current expectations. Actual results may differ materially from these expectations. Any statements that are not historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” “will,” and similar expressions) should also be considered to be forward-looking statements. Such forward-looking statements include the ability of Parent, Merger Sub and Higher One to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the transaction set forth in the Merger Agreement. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the Offer and the subsequent Merger; the possibility that various conditions to the consummation of the Offer or the Merger may not be satisfied or waived; the effects of disruption from the transactions on the respective businesses of Parent, Merger Sub, Blackboard, Super Holdco, certain affiliates of Sponsor, Higher One and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, customers and other business partners; and other risks and uncertainties pertaining to the business of Higher One detailed in its filings with the SEC from time to time. Forward-looking statements in this Current Report on Form 8-K should be evaluated together with the many uncertainties that affect the respective businesses of Parent, Merger Sub, Blackboard, Super Holdco, certain affiliates of Sponsor and Higher One, including, in the case of Higher One, those mentioned in the risk factors and other cautionary statements in Higher One’s 2015 Annual Report on Form 10-K, Quarterly Report for the quarter ended March 31, 2016 on Form 10-Q, and in other reports filed with the SEC. The reader is cautioned not to rely unduly on these forward-looking statements. Parent, Merger Sub, Blackboard, Super Holdco, certain affiliates of Sponsor and Higher One expressly disclaim any intent or obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 29, 2016, by and among Higher One Holdings, Inc., Winchester Acquisition Holdings Corp. and Winchester Acquisition Corp.*

3.1	Amendment to Amended and Restated Bylaws of Higher One Holdings, Inc., effective June 29, 2016.

99.1	Press release, dated June 30, 2016.

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Higher One agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Higher One Holdings, Inc.

Date: June 30, 2016	By:	/s/ Marc Sheinbaum
	Name:	Marc Sheinbaum
	Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 29, 2016, by and among Higher One Holdings, Inc., Winchester Acquisition Holdings Corp. and Winchester Acquisition Corp.*

3.1	Amendment to Amended and Restated Bylaws of Higher One Holdings, Inc., effective June 29, 2016.

99.1	Press release, dated June 30, 2016.

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Higher One agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.